Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                         For the Month of November 1999
                     Distribution Date of December 15, 1999
                            Servicer Certificate #43

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $62,381,506.88
Beginning Pool Factor                                        0.1356285

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,514,617.99
     Interest Collected                                    $430,247.86

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $123,046.97
Total Additional Deposits                                  $123,046.97

Repos / Chargeoffs                                          $16,230.71
Aggregate Number of Notes Charged Off                               66

Total Available Funds                                    $5,893,648.72

Ending Pool Balance                                     $57,024,922.28
Ending Pool Factor                                           0.1239824

Servicing Fee                                               $51,984.59

Repayment of Servicer Advances                             $174,264.10

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,854,207.57
     Target Percentage                                           5.00%
     Target Balance                                      $2,851,246.11
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                  ($195,386.31)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.963%
Current Weighted Average Remaining Term (months):                14.59

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days           $802,864.32       533
                                 31 - 60 days          $210,719.27       139
                                 60+  days              $36,234.86        26

     Total:                                          $1,049,818.45       542

     Balances:                   60+  days             $372,756.86        26

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $41,244.42
+    Excess Serv.                                      $154,141.89
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,854,207.57

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of November 1999

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $62,381,506.88
Ending Pool Balance                           $57,024,922.28

Collected Principal                            $5,340,353.89
Collected Interest                               $430,247.86
Charge - Offs                                     $16,230.71
Liquidation Proceeds / Recoveries                $123,046.97
Servicing                                         $51,984.59
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $5,841,664.13

Beginning Balance                             $62,381,506.88             $0.00     $55,697,510.86     $6,683,996.02

Interest Due                                     $330,937.64             $0.00        $294,732.66        $36,204.98
Interest Paid                                    $330,937.64             $0.00        $294,732.66        $36,204.98
Principal Due                                  $5,356,584.60             $0.00      $5,115,538.29       $241,046.31
Principal Paid                                 $5,356,584.60             $0.00      $5,115,538.29       $241,046.31

Ending Balance                                $57,024,922.28             $0.00     $50,581,972.57     $6,442,949.71
Note / Certificate Pool Factor                                          0.0000             0.1457            0.3113
   (Ending Balance / Original Pool Amount)
Total Distributions                            $5,687,522.24             $0.00      $5,410,270.95       $277,251.29

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $154,141.89
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,854,207.57
(Release) / Draw                                ($195,386.31)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of November 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6               5               4              3                2               1
                                 Jun-99          Jul-99          Aug-99          Sep-99          Oct-99          Nov-99
Beginning Pool Balance       $86,602,446.04  $82,209,017.41  $76,686,469.51  $72,004,628.02  $67,117,369.24  $62,381,506.88

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $20,995.93      $29,396.46      $29,281.81      $26,119.71      $31,627.11      $16,230.71
    Recoveries                  $110,721.64      $48,949.05     $218,219.04     $247,754.39      $40,276.84     $123,046.97

Loss Trigger - Reserve Account Balance                                Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)             $84,797.98             Total Charged off (Months 1 - 6)        $153,651.73
  Total Recoveries (Months 3, 2, 1)             $411,078.20             Total Recoveries (Months 1 - 6)         $788,967.93
  Net Loss / (Recoveries) for 3 Mos           ($326,280.22)(a)          Net Loss/(Recoveries) for 6 Mos.       ($635,316.20)(c)

  Total Balance (Months 5, 4, 3)            $230,900,114.94(b)          Total Balance (Months 1 - 6)        $447,001,437.10 (d)

  Loss Ratio Annualized  [(a/b) * (12)]            -1.6957%             Loss Ratio Annualized [(c/d) (12)]         -1.7055%

  Trigger:  Is Ratio > 1.5%                              No             Trigger:  Is Ratio > 6.0%                        No

                                                                                  Sep-99         Oct-99          Nov-99
B)   Delinquency Trigger:                                                       $639,306.47     $412,877.71     $372,756.86
     Balance delinquency 60+ days                                                  0.88787%        0.61516%        0.59754%
     As % of Beginning Pool Balance                                                0.89719%        0.80427%        0.70019%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer